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                             CONVERGYS CORPORATION

                         FAIRNESS OPINION DOCUMENTATION

                                 MARCH 25, 1999

















                              BROADVIEW INT'L LLC





    Tokyo        Silicon Valley        New York        Boston        London

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                             CONVERGYS CORPORATION


                         FAIRNESS OPINION DOCUMENTATION



                               Table of Contents
                               -----------------



                                                                     TAB
                                                                     ---

Fairness Opinion Letter                                               1

Valuation Considerations                                              2

Summary Explanation of Valuation Methodology                          3

Valuation Analysis                                                    4








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                     CONVERGYS CORPORATION FAIRNESS OPINION
                            VALUATION CONSIDERATIONS


In reviewing the business of Wiztec Solutions Ltd. ("Wiztec" or the "Company") and the proposed transaction with Convergys Corporation ("Convergys"), along with the current activity within the information technology, communications and media industries, we have identified the following factors, which, among others, may have a material impact on valuation.


FACTORS POSITIVELY AFFECTING THE VALUE OF WIZTEC
------------------------------------------------

GROWTH AND SIZE OF THE CABLE MARKET - According to the Yankee Group and other sources obtained by Convergys, the worldwide multi-channel subscription television or cable market is projected to grow from 210 million subscribers in 1996 to 277 million subscribers in 2000. This represents a compounded annual growth rate (CAGR) of 7.2%. The market outside North America is projected to grow slightly faster, from 135 million subscribers in 1996 to 200 million subscribers in 2000. This represents a CAGR of 10.3%. This market includes traditional wireline cable operators, terrestrial-based wireless cable providers, and digital direct broadcast satellite operators. Taken alone, this market data may underestimate the potential market for Wiztec's products.
End-users of these different broadcast infrastructures are benefiting from advanced technologies that enable both more channels of content and more advanced features for those channels such as premium service and pay-per-view.
As advances in technology and increases in consumer demands continue to complicate billing requirements, cable service operators are more likely to purchase sophisticated software solutions from third parties such as Wiztec.

ESTABLISHED REVENUE GROWTH RATE AND PROFITABILITY - For the trailing twelve months ended December 31, 1998, Wiztec generated $20.3 million in revenue, resulting in net profit of $5.6 million. Compared to the prior twelve-month period ended December 31, 1997, this represents a growth in revenue and net profit of 69.2% and 163.8%, respectively. The management team of Wiztec expects to continue to capitalize on the growing market for the Company's software. In addition, Wiztec maintains a healthy balance sheet with approximately $16.4 million in cash, $18.6 million in working capital, and shareholder's equity of $24.3 million.

STRONG INTERNATIONAL CUSTOMER RELATIONSHIPS - As the leading provider of software for direct broadcast cable bill processing, Wiztec has established strong, long-term relationships with its customers. Many large cable operators from diverse locations around the world including Europe, the Middle East, Australia, Southeast Asia, and North America currently use Company's products.
Specific customers include Bell Atlantic (United States), Deutsche Telekom
(Germany), Golden Channels (Israel), Hong Kong Cable Television, Kablesignal
(Austria), Mediakabel (Netherlands), ONDigital (England), Singapore Cablevision,
Southwestern Bell (United States), Telstra



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(Australia), UBC (Thailand), and Wizja (Poland). These customer relationships are extremely valuable and difficult to build. Broadcast cable operators often become reliant upon Wiztec's software and it is highly disruptive for them to change billing software providers. For this reason, a significant proportion of Wiztec's short-term future license fees and long-term maintenance revenue are highly stable and predictable.

UNIQUE PRODUCT OFFERING AND PROVEN TECHNOLOGY - Wiztec, and its early predecessor Digital Israel, have spent over eight years developing an advanced platform for broadcast cable billing. The Company's main product, WIZARD, offers cable systems operators a sophisticated billing, subscriber management, inventory control, and integrated sales and marketing solution. Modular and table driven, WIZARD can be easily configured and customized for different languages or for individual customer requirements. The product is scalable to hundreds of concurrent users processing multiple transactions for millions of subscribers. The Company's products have been successfully installed in well over 100 locations to date, worldwide.

PROVEN MANAGEMENT AND DEVELOPMENT TEAMS - Wiztec has a capable team of managers and developers with significant experience in the cable, wireless, and satellite
TV industries, primarily in the billing and customer care sector. Wiztec's executive team members average approximately 15 years of management experience.
The company has a recruiting process in which it handpicks the highest quality developers and programmers, from students through to highly experienced engineering professionals. The depth and quality of Wiztec's managers and developers enhance the Company's ability to react quickly to changes in the cable, wireless, and satellite TV industries and to understand better the needs of its customers.



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FACTORS NEGATIVELY AFFECTING THE VALUE OF WIZTEC
------------------------------------------------

SMALLER SIZE OF THE COMPANY RELATIVE TO COMPETITORS AND THE MARKET OPPORTUNITY -
The market for cable billing systems is both highly competitive and highly dependent on the condition of the cable industry itself The growth of the cable industry worldwide is partially a direct result of deregulation in both the cable and telecommunications industries. This macro trend has stimulated competition from larger existing information systems and outsourcing providers to newly founded market entrants. In addition, Wiztec already competes with several much larger companies with deeper financial resources and development capabilities including CSG Systems International and USCS, a subsidiary of DST
Systems.

HIGHLY CONCENTRATED CUSTOMER BASE - The Company's financial performance is highly dependent on a limited number of customers and contracts in any given year, although this dependence is decreasing substantially with the growth in Wiztec's customer base year after year. For the fiscal year ended December 31, 1998, the top 2 customers, Deutsche Telecom and Bell Atlantic, represented 8% and 6% of total revenue, respectively. Furthermore, while all of Wiztec's existing customers continue to pay on-going maintenance fees, there is no assurance this will continue after Wiztec's typical five-year contractual period. Current customers are under no obligation to purchase additional products in the future.

LENGTH OF SALES CYCLE - Billing systems for cable service providers are complex, mission-critical applications that can involve significant outlays of capital and extended implementation periods. Service providers rely on these systems to ensure timely bills are generated without error. This results in shorter collection periods and higher customer satisfaction. For these reasons, the purchase of a billing system involves coordinated decision making from multiple organizations within a service provider. The time from initial sales call through proposal, purchase order, installation and final acceptance can be six to twelve months or more. Long sales cycles can make revenue forecasting more difficult and result in more volatile quarterly results.

UNIQUE ECONOMIC, POLITICAL, AND MILITARY RISKS IN ISRAEL - While currency risk can be mitigated by using hedges and/or denominating contracts in US dollars, exchange rate fluctuation can impact financial performance. Furthermore, Wiztec's largest development center and the Company's headquarters are located within the state of Israel. The Company is affected directly by any major hostilities or political turmoil involving Israel. For instance, the interruption or curtailment of trade between Israel and any of its trading partners could have a material adverse effect on the Company.



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                     CONVERGYS CORPORATION FAIRNESS OPINION
                             SUMMARY EXPLANATION OF
                             VALUATION METHODOLOGY


The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview Int'l LLC ("Broadview") in valuing
Wiztec Solutions Ltd. ("Wiztec" or the "Company") in conjunction with rendering its fairness opinion regarding the proposed transaction with Convergys
Corporation ("Convergys"). Broadview employed analyses based on: (1) stock price performance, (2) public company comparables, (3) transaction comparables, (4)
transaction premiums paid, (5) present value of projected share price and (6) discounted cash flows, to determine the fairness of the transaction.


WIZTEC STOCK PERFORMANCE ANALYSIS - For comparative purposes, Broadview examined the following:

     1) Wiztec Common Stock weekly historical volume and trading prices from March 24, 1998 to March 24, 1999;

     2) Daily relative closing prices for an index of public company comparables vs. Wiztec and the S&P500 from March 24, 1998 to March 24,
          1999;


PUBLIC COMPANY COMPARABLES ANALYSIS - Ratios of a Company's Common Stock Share
Price and Equity Market Capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics indicate the value public equity markets place on companies in a particular market segment. A number of companies are comparable to Wiztec based on market focus, business model and financial performance. Broadview reviewed six public company comparables in the software segment of the Information Technology ("IT") market providing billing and customer care software and services, from a financial point of view including each company's: Trailing Twelve Month ("TTM") Revenue;
TTM Revenue Growth; TTM EBIT Margin; TTM Net Margin, Equity Market
Capitalization; TTM TMC/R ratio; TTM TMC/EBIT ratio; TTM P/E ratio;
TMC/Projected Calendar 1999 Revenue ratio ("Projected 1999 TMC/R"); and
Price/Projected Calendar 1999 Earnings ratio ("Projected 1999 P/E"). The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded IT ("IT"), Communications and Media companies maintained by Broadview and broken down by industry segment.



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In order of descending TTM TMC/R, the public company comparables consist of:

     1)   LHS Group, Inc.;

     2)   CSG Systems International, Inc.;

     3)   Saville Systems plc

     4)   Billing Concepts Corp.;

     5)   International Telecommunications Data Systems, Inc.; and

     6)   SCC Communications Corp.

These comparables exhibit the following medians and ranges for the applicable multiples:

                                 Median Multiple     Range of Multiples
                                 ---------------     ------------------
     TTM TMC/R                       1.85             0.59    -    10.61
     TTM TMC/EBIT                    7.79             5.35    -    45.53
     TTM P/E                        14.66            12.31    -    73.67
     Projected 1999 TMC/R            1.48             0.52    -     7.69
     Projected 1999 P/E             11.32             9.79    -    48.36

These comparables imply the following medians and ranges for per share value:

                               Median Implied        Range of Implied Values
                               --------------        -----------------------
                                    Value
                                    -----
     TTM TMC/R                      $7.40            $3.90    -   $31.81
     TTM TMC/EBIT                   $8.50            $6.54    -   $38.74
     TTM P/E                       $11.31            $9.50    -   $56.86
     Projected 1999 TMC/R           $7.96            $4.26    -   $31.84
     (Wiztec management estimate)
     Projected 1999 TMC/R           $8.20            $4.34    -   $33.10
     (analyst estimate)
     Projected 1999 P/E (Wiztec    $10.65            $9.21    -   $45.48
     management estimate)
     Projected 1999 P/E            $12.14           $10.49    -   $51.84

TRANSACTION COMPARABLES ANALYSIS - Ratios of Equity Purchase Price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A number of companies involved in recent transactions are comparable to Wiztec based on market focus, business model, and financial performance. Broadview reviewed ten comparable public and private company merger and acquisition ("M&A") transactions from January 1, 1997 through the present involving sellers sharing many characteristics with Wiztec, from a financial point of view including each transaction's: Adjusted Price (Equity Price plus debt minus cash); Seller TTM
Revenue; and Adjusted Price/TTM Revenue ("P/R") ratio. Transactions were selected from



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Broadview's proprietary database of published and confidential M&A transactions in the IT, Communications and Media industries. These transactions represent ten sellers in the software segment of the IT market providing billing and customer care services, with TTM revenue less than $100 million.

In order of descending P/R multiple, the ten public and private company transactions used are the acquisition of:

     1)   Architel Systems Corp. by Amdocs Ltd.;

     2)   Confidential by Confidential;

     3)   Confidential by Confidential;

     4)   Transaction Billing Resources Inc. by Card Clear plc;

     5)   Computer Resources Management, Inc. by Billing Concepts Corp.;

     6)   Communications Software Consultants, Inc. by Billing Concepts Corp.;

     7)   European Technology Partner AS by LCC International Inc.;

     8)   Coral Systems Inc. by Lightbridge Inc.;

     9)   Aldiscon Ltd. by Logica plc; and

    10)   Confidential by Confidential

These comparables exhibit the following median and range for the applicable multiple:

                        Median Multiple     Range of Multiples
                        ---------------     ------------------
    P/R                      2.60            1.36    -       8.93

These comparables imply the following median and range for per share value:

                        Median Implied      Range of Implied Values
                        --------------      -----------------------
                            Value
                            -----
    P/R                     $9.49           $6.04    -      $27.12

TRANSACTION PREMIUMS PAID ANALYSIS - Premiums paid above the seller's equity market capitalization indicate the additional value, when compared to public shareholders, strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. -The seller's equity market capitalization one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (I) consists of twenty consecutive days during which the appropriate exchange conducts trading activity, and (2) ends on the day of the last reported closing price prior to announcement. Broadview reviewed 42 comparable M&A transactions involving selected software companies from January 1, 1997 to the present with equity consideration between $50 million and $250 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in

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the IT, Communications and Media industries. In order of descending premium paid based on the seller's stock price 20 trading days prior to announcement, the selected software transactions used were the acquisition of:

      1)  FullTime Software, Inc. by Legato Systems, Inc. (pending);

      2)  Sulcus Hospitality Technologies Corp. by Eltrax Systems, Inc.
          (pending);

      3)  US Servis, Inc. by HBO & Company;

      4)  Consilium, Inc. by Applied Materials;

      5)  Cybermedia, Inc. by Network Associates;

      6)  Interlink Computer Sciences by Sterling Software, Inc. (pending);

      7)  Oshap Technologies Ltd. by SunGard Data Systems Inc.;

      8)  TeleBackup Systems, Inc. by VERITAS Software Corp. (pending);

      9)  National Health Enhancement Systems, Inc. by HBO & Company;

     10)  Visigenic, Inc. by Borland International, Inc.;

     11)  C*ATS Software, Inc. by Misys plc;

     12)  Technology Modeling Associates, Inc. by Avant! Corp.;

     13)  Interactive Group by Dataworks Corp.;

     14)  FDP Corp. by SunGard Data Systems Inc. (pending);

     15)  Logic Works, Inc. by PLATINUM technology, inc.;

     16)  Award Software International, Inc. by Phoenix Technologies Ltd.;

     17)  Kurzweil Applied Intelligence, Inc. by Lernout & Hauspie Speech
          Products NV;

     18)  Software Artistry, Inc. by IBM Corp.;

     19)  Walsh International, Inc. by Cognizant Corp.;

     20)  The ForeFront Group by CBT Group plc.;

     21)  Amisys Managed Care Systems, Inc. by HBO & Company;

     22)  Globalink, Inc. by Lernout and Hauspie Speech Products NV;

     23)  Maxis, Inc. by Electronic Arts, Inc.;

     24) Learmonth & Burchett Management Systems, Inc. by PLATINUM technology, inc.;

     25)  Oacis Healthcare Holdings Corp. by Science Applications International
          Corp. (pending);

     26)  Equitrac Corporation by Investor Group (pending);

     27)  PC DOCS Group International Inc. by Hummingbird Communications Ltd.
          (pending);

     28)  PHAMIS, Inc. by IDX Systems Corp.;

     29)  IQ Software Corp. by Information Advantage Software, Inc.;

     30)  State Of The Art, Inc. by Sage Group plc;

     31)  Innovative Technologies Systems, Inc. by Peregrine Systems, Inc.;

     32)  Interlinq Software Corp. by W.R. Hambrecht & Co. (pending);

     33)  Andyne Computing Ltd. by Hummingbird Communications Ltd.;

     34)  Unison Software, Inc. by IBM Corp.;

     35)  Premenos Corp. by Harbinger Corp;

     36)  DataWorks Corp. by Platinum Software Corp.;

     37)  Simulations Sciences, Inc. by Siebe plc;

     38)  Enterprise Systems, Inc. by HBO & Company;

     39)  XcelleNet, Inc. by Sterling Commerce, Inc.;

     40)  Fractal Design Corp. by MetaTools, Inc.;

     41)  Orcad, Inc. by Summit Design; and

     42)  FTP Software, Inc. by NetManage, Inc.



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These comparables exhibit the following medians and ranges for the applicable premiums (discounts):

                                       Median Premium    Range of Premiums
                                       --------------    -----------------
     Premium Paid to Seller's               41.6%        (26.5%)   -    326.7%
     EMC 20 Trading Days Prior
     to Announcement

     Premium Paid to Seller's               24.7%        (2.0%)    -    186.7%
     EMC 1 Trading Day Prior to
     Announcement

These comparables imply the following medians and ranges for per share value:

                                       Median Implied    Range of Implied Values
                                       --------------    -----------------------
                                            Value
                                            -----
     Premium Paid to Seller's               $22.74       $11.81    -    $68.54
     EMC 20 Trading Days Prior
     to Announcement

     Premium Paid to Seller's               $20.82       $16.35    -    $47.84
     EMC 1 Trading Day Prior to
     Announcement

In addition, Broadview reviewed nineteen comparable M&A transactions from January 1, 1998 to the present in which the buyer had a controlling interest of greater than 50% in the seller and subsequently acquired the remainder.
Transactions were selected from Securities Data Company's proprietary database of published M&A transactions across all industries. In order of descending premium paid based on the seller's stock price 20 trading days prior to announcement, the selected transactions used were the acquisition of:

     1)  Group 1 Software Inc. by COMNET;

     2)  BT Office Products Intl. By Buhmann NV;

     3)  Newmont Gold Corp. by Newmont Mining Corp.;

     4)  Intelligent Electronics (XL Connect Solutions) by Xerox Corp.;

     5)  Knoll Inc. by Investor Group;

     6)  BRC Holdings Inc. by Affiliated Computer Services;

     7)  BET Holdings by Investor Group;

     8)  J&L Specialty Steel Inc. by Usinor SA;

     9)  Mycogen Corp. by Dow Chemical Corp.;

    10)  TCI Ventures Group by Liberty Media Group;



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     11)  Rayonier Timberlands by Rayonier Inc.;

     12)  International Franchise Systems by Investor Group;

     13)  Citizens Corp. by Allmerica Financial Corp.;

     14)  Forum Retirement Partners L.P. by Host Marriott Corp.;

     15)  Capital Factors Holding, Inc. by Union Planters Bank, National
          Association;

     16)  IP Timberlands Ltd. by IP Forest Resources Company;

     17)  Hondo Oil & Gas Company by Lonrho plc;

     18)  Pan African Resources Corp. by Golden Star Resources Ltd.; and

     19)  Ryerson Tull, Inc. by Inland Steel Industries, Inc.


These comparables exhibit the following medians and ranges for the applicable premiums (discounts):

                                       Median Premium    Range of Premiums
                                       --------------    -----------------
     Premium Paid to Seller's               9.9%         (44.1%)   -    83.0%
     EMC 20 Trading Days Prior
     to Announcement

     Premium Paid to Seller's              11.2%         (28.8%)   -    80.4%
     EMC 1 Trading Day Prior to
     Announcement

These comparables imply the following medians and ranges for per share value:

                                       Median Implied    Range of Implied Values
                                       --------------    -----------------------
                                           Value
                                           -----
     Premium Paid to Seller's              $17.65         $8.98    -    $29.40
     EMC 20 Trading Days Prior
     to Announcement

     Premium Paid to Seller's              $18.56        $11.89    -    $30.10
     EMC 1 Trading Day Prior to
     Announcement

CONSIDERATION OF PRO FORMA COMBINATION ANALYSES - A pro forma merger analysis calculates the EPS accretion or dilution of the pro forma combined entity taking into consideration various financial effects which will result from a consummation of the merger. While pro forma combination analyses are commonly performed, Broadview did not employ such an analysis for the purposes of this opinion. As the Convergys already owns a controlling stake in Wiztec, Broadview considered a pro forma analysis inappropriate for this opinion.



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PRESENT VALUE OF PROJECTED SHARE PRICE ANALYSIS - Broadview calculated the present value of the potential future price of shares of Wiztec Common Stock on a standalone basis using projections from Wiztec and Convergys management and Broadview estimates for the twelve months ending December 31, 2000 discounted to March 24, 1999 at discount rates ranging from 7.86% to 25.00% and including the discount rate calculated using the equity cost of capital of 12.65% of the Company. The potential future share price is calculated based on earnings estimates for the twelve months ending December 31, 2000 and assumes a TTM P/E multiple of 14.66, the median TTM P/E multiple for Wiztec's public company comparable set.

Based on this analysis and the median TTM P/E multiple of Wiztec's public company comparable set of 14.66, the per share valuation range implied by the present value of the future share prices is $11.92 to $15.68 using the range of discount rates specified above and is $14.47 as calculated using the cost of equity implied by the Wiztec set of public company comparables.

DISCOUNTED CASH FLOWS VALUATION METHODOLOGY - Broadview valued Wiztec based upon free cash flow estimates over a period from the date of valuation through December 31, 2003. The Company's terminal value was calculated based on terminal growth rates of 4.0%, 5.0% and 6.0% as well as terminal multiples of earnings of 14.0, 16.0 and 18.0. A discount rate of 12.65% was applied after careful weighting of all factors both positively and negatively affecting the riskiness of Wiztec's cash flows. Using the 12.65% discount rate and the assumed terminal growth rates, the per share equity values for Wiztec are $25.43, $27.81 and $30.92, respectively. Using the 12.65% discount rate and the assumed terminal multiples of earnings, the per share equity values for Wiztec are $27.04, $29.67 and $32.31, respectively.

SUMMARY OF VALUATION ANALYSES - Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the Offer Price to be paid in the Offer is fair, from a financial point of view, to Wiztec shareholders (other than affiliates of Parent).



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NEW YORK


SILICON VALLEY                                                  FAIRNESS OPINION
                                                              VALUATION ANALYSIS

BOSTON


LONDON


TOKYO


                                                                    Prepared For
                                                           Convergys Corporation



                                                                  March 25, 1999




BROADVIEW INT'L LLC
MEMBER NASD
MEMBER SIPC                                                            BROADVIEW

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TABLE OF CONTENTS


A. Transaction Description and Consideration Value

B. Offer Analysis & Valuation Analysis

C. Wiztec Solutions Ltd. Stock Price Performance

D. Wiztec Solutions Ltd. Public Company Comparables

E. Wiztec Solutions Ltd. M&A Transaction Comparables

F. Wiztec Solutions Ltd. Premium Paid Analysis

G. Present Value of Projected Wiztec Solutions Ltd. Share Price
   Analysis

H. Wiztec Solutions Ltd. Discounted Cash Flow Analysis




BROADVIEW

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TRANSACTION DESCRIPTION AND CONSIDERATION VALUE
--------------------------------------------------------------------------------

TRANSACTION DESCRIPTION
--------------------------------------------------------------------------------

We understand that Convergys Israeli Ventures Ltd. ("Sub"), a wholly owned subsidiary of Convergys Corporation ("Convergys" or the "Parent"), proposes to make a tender offer (the "Offer") to purchase all the Ordinary Shares (the
"Shares") of Wiztec Solutions Ltd. ("Wiztec" or the "Company") for $18.00 per share (the "Offer Price"). The terms and conditions of the Offer are more fully detailed in the Offer to Purchase. We also understand that an affiliate of Parent currently owns approximately 70% of the issued and outstanding Shares, which it intends to tender in the Offer.

You have requested our opinion as to whether the Offer Price is fair, from a financial point of view, to Wiztec shareholders (other than affiliates of Parent).


CONSIDERATION VALUE
--------------------------------------------------------------------------------
($THOUSANDS EXCEPT PER SHARE DATA)


WIZTEC ORDINARY SHARES OUTSTANDING                                  6,672
WIZTEC COMMON SHARE EQUIVALENTS                                       614
-----------------------------------------------                  --------
TOTAL DILUTED SHARES OUTSTANDING                                    7,285


WIZTEC SHARES TO BE ACQUIRED (THOUSANDS)                            2,535


OFFER PRICE PER SHARE                                            $  18.00
CONSIDERATION TO BE PAID TO WIZTEC SHAREHOLDERS                  $ 45,631



-------------------------------------------------------------------------
IMPLIED EQUITY VALUE OF WIZTEC                                   $131,135
BALANCE SHEET ADJUSTMENT (1)                                     $ 16,433
IMPLIED ENTITY VALUE                                             $114,702
-------------------------------------------------------------------------


Notes:
------

(1) As of 12/31/98, the Company had $16.43MM in cash and $0.00MM in debt, yielding a net balance sheet adjustment of $16.43MM.




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WIZTEC SOLUTIONS LTD. VALUATION
---------------------------------------------------------------------------------------------------------------------------------
Offer Analysis

($Thousands Except Per Share Data)
--------------------------------------------------------------------------------
Implied Entity value                                             $114,702
Balance sheet Adjustment                                         $ 16,433
Implied Equity value                                             $131,135

Implied Equity value Per share (1)                                 $18.00
--------------------------------------------------------------------------------

                                  Applicable Wiztec                        Multiple or                                 Median
                                     Solutions        Balance Sheet      Premium Implied           Range of          Multiple or
      Methodology                   Ltd. Figure       Adjustment (2)        By Offer        Multiples or Premiums      Premiums
---------------------------------------------------------------------------------------------------------------------------------
PUBLIC COMPANY COMPARABLES

  Multiple of Trailing
    Twelve Months Revenue          $20,297                $16,433             5.65x          0.59  x -   10.61 x        1.85 x

  Multiple of Trailing
    Twelve Months EBIT             $ 5,838                $16,433            19.65x          5.35  x -   45.53 x        7.79 x

  Multiple of Trailing
    Twelve Months EPS              $ 5,623                $     0             23.3x         12.31  x -   73.67 x       14.66 x

  Multiple of Projected
    12/31/99 Revenue               $28,007 (3)            $16,433             4.10x          0.52  x -    7.69 x        1.48 x

  Multiple of Projected
    12/31/99 Revenue               $29,206 (4)            $16,433             3.93x          0.52  x -    7.69 x        1.48 x

  Multiple of Projected
    12/31/99 Net income            $ 6,851 (3)            $     0             19.1x          9.79  x -   48.36 x       11.32 x

  Multiple of Projected
    12/31/99 Net Income            $ 7,810 (4)            $     0             16.8x          9.79  x -   48.36 x       11.32 x

TRANSACTION COMPARABLES

  Multiple of Revenue for
    Comparable Public and
    Private Companies              $20,297                $16,433             5.65x          1.36  x -    8.93 x        2.60 x

  Premium to Market Value
    1 Day Prior to
    Announcement                   $ 16.69                                       8%           (20%)  -    186.7%        24.7%

  Premium to Market Value
    20 Days Prior to
    Announcement                   $ 16.06                                      12%         (26.5%)  -    326.7%        41.6%

  Premium to Market Value
    1 Day Prior to
    Announcement (5)               $ 16.69                                       8%         (28.8%)  -     80.4%        11.2%

  Premium to Market Value
    20 Days Prior to
    Announcement (5)               $ 16.06                                      12%         (44.1%)  -     83.0%         9.9%

                                                               Current Wiztec Solutions
                                                                   Ltd. Share Price
                                                               ------------------------
FUTURE POTENTIAL SHARE PRICE ANALYSIS

Applying the median TTM P/E of Wiztec's Public Company Comparable Set     $16.69

                                                                     Share Price
                              Range of Share Prices Implied By       Implied By
Share Price Implied By           Range of P/Es and Discount         Median P/E of
       Offer                           Factors (6)                  Comparables (7)
-----------------------------------------------------------------------------------
      $18.00                       $11.92  -  $15.68                   $14.47

NOTES:
------

(1) Per share calculatiOns assume 7.3MM diluted Wiztec Solutions Ltd. shares outstanding.

(2) As of 12/31/98. the Company had $16.43MM in cash and $0.00MM in debt, yielding a net balance sheet adjustment of $16 43MM balance sheet adjustment is applied to revenue and EBIT based analyses.

(3)  1999 projections projections based on Wiztec management estimates.

(4)  1999 projections based on CIBC Oppenheimer's 2/17/99 analyst report.

(5) Transactions since 1/1/98 where the buyer previously held greater than 50% ownership and subsequently acquired 100% ownership.

(6)  Applying discount rates ranging from 7.9% to 25.0%.

(7) Using a discount rate of 12.7% (using CAPM and the median capital structure adjusted betas of the public company comparables)


                                     Page 2                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------

WIZTEC SOLUTIONS LTD. VALUATION
---------------------------------------------------------------------------------------------------------------------------------
Valuation Summary

($Thousands Except Per Share Data)
--------------------------------------------------------------------------------
Implied Entity Value                                             $114,702
Balance Sheet Adjustment                                         $ 16,433
Implied Equity Value                                             $131,135

Implied Equity value Per share (1)                                 $18.00
--------------------------------------------------------------------------------

                                                                                                         Implied       Implied Per
                                                                                        Implied Value   Per Share      Share Value
                                                                                        Equity From    Value Range     From Median
                                Median Multiple    Applicable Wiztec     Balance Sheet    Median      From Multiples   Multiples or
      Methodology                 or Premium     Solutions Ltd. Figure   Adjustment(2)   Multiples    or  Premiums(1)   Premiums(1)
----------------------------------------------------------------------------------------------------------------------------------
                                     A                   B                    D          (AxB)+D
PUBLIC COMPANY COMPARABLES

                                                                                                                         ---------
  Multiple of Trailing
    Twelve Months Revenue             1.85x               $20,297           $16,433         $53,910    $3.90 -  $31.81      $7.40

  Multiple of Trailing
    Twelve Months EBIT                7.79x               $ 5,838           $16,433         $61,893    $6.54  - $38.74      $8.50

  Multiple of Trailing
    Twelve Months EPS                14.86x               $ 5,623                $0         $82,425    $9.50 -  $56.86     $11.31

  Multiple of Projected
    12/31/99 Revenue                  1.48x               $20,007 (3)       $16,433         $57,959    $4.28 -  $31.84      $7.96

  Multiple of Projected
    12/31/99 Revenue                  1.48x               $29,206 (4)       $16,433         $59,737    $4.34 -  $33.10      $8.20

  Multiple of Projected
    12/31/99 EPS                     11.32x                $6,851 (3)            $0         $77,582    $9.21 -  $45.48     $10.65

  Multiple of Projected
    12/31/99 EPS                     11.32x                $7,810 (4)            $0         $88,417   $10.49 -  $51.84     $12.14

TRANSACTION COMPARABLES

  Multiple of Revenue for
    Comparable Public and
    Private Companies                 2.60x               $20,297           $16,433         $69,153    $6.04 -  $27.12      $9.49

  Premium to Market Value
    1 Day Prior to
    Announcement                      24.7%                $16.69                          $151,660   $16.35 -  $47.84     $20.82

  Premium to Market Value
    20 Days Prior to
    Announcement                      41.6%                $16.06                          $165,659   $11.81 -  $68.54     $22.74

  Premium to Market Value
    1 Day Prior to
    Announcement (5)                  11.2%                $16.69                          $135,220   $11.89 -  $30.10     $18.56

  Premium to Market Value
    20 Days Prior to
    Announcement (5)                   9.9%                $16.06                          $128,610    $8.98 -  $29.40     $17.65

FUTURE POTENTIAL SHARE PRICE ANALYSIS

  Applying the median TTM P/E
   of Wiztec's Public Company Comparable Set(6)                                            $105,392    $3.25 -  $25.88     $14.47

DISCOUNTED CASH FLOW ANALYSIS

  Applying a 12.76% discount rate(7)                                                       $209,409   $25.43 -  $32.31     $28.74
                                                                                                                         ---------



NOTES:
------

(1) Per share calculations assume 7.3MM diluted Wiztec Solutions Ltd. shares outstanding.

(2) As of 12/31/98, the Company had $16.43MM in cash and $0.00MM in debt, yielding a net balance sheet adjustment of $16. 43MM
     Balance sheet adjustment is applied to revenue and EBIT based analyses.

(3)  1999 projections projections based on Wiztec management estimates.

(4)  1999 projections based on CIBC Oppenheimer's 2/17/99 analyst report.

(5) Transactions since 1/1/98 where the buyer previously held greater than 50% ownership and subsequently acquired 100% ownership.

(6) Range of implied values calculated using discount rates ranging from 7.9% to 25.0%.

(7) Median implied value calculated using a discount rate of 12.7% (calculated using CAPM and the median capital structure adjusted betas of the public company comparables).

                                     Page 3                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



WIZTEC SOLUTIONS LTD. VALUATION
--------------------------------------------------------------------------------
Summary Analysis





                                    [GRAPH]


                                                                      Minimum    25 Perc     Median    75 Perc    Maximum
Applying a 12.7% discount rate                                         $25.43     $27.23     $28.74     $30.61     $32.31

Present Value of Future Potential Share Prices                         $ 3        $ 9        $14.47     $20        $26

Premium to Market Value 20 Days Prior to Announcement (1)              $ 9        $16        $18        $20        $29
Premium to Market Value 1 Day Prior to Announcement (1)                $12        $17        $19        $22        $30
Premium to Market Value 20 Days Prior to Announcement                  $12        $21        $23        $30        $69
Premium to Market Value 1 Day Prior to Announcement                    $16        $19        $21        $25        $48
Multiple of Revenue for Comparable Public and Private Companies        $ 6        $ 8        $ 9        $13        $27

Multiple of Projected 12/31/99 EPS - CIBC Projections                  $10        $12        $12        $34        $52
Multiple of Projected 12/31/99 EPS - Wiztec Projections                $ 9        $10        $11        $30        $45
Multiple of Projected 12/31/99 Revenue - CIBC Projections              $ 4        $ 6        $ 8        $21        $33
Multiple of Projected 12/31/99 Revenue - Wiztec Projections            $ 4        $ 6        $ 8        $20        $32
Multiple of Trailing Twelve Months EPS                                 $ 9        $10        $11        $38        $57
Multiple of Trailing Twelve Months EBIT                                $ 7        $ 7        $ 8        $24        $39
Multiple of Trailing Twelve Months Revenue                             $ 4        $ 6        $ 7        $19.58     $32

                                                                      Min Point   25 Point  Median Point    75 Point   Max Point
Applying a 12.7% discount rate                                           $25        $ 2        $ 2            $ 2        $ 2

Present Value of Future Potential Share Prices                           $ 3        $ 6        $ 6            $ 6        $ 6

Premium to Market Value 20 Days Prior to Announcement (1)                $ 9        $ 8        $ 1            $ 2        $ 9
Premium to Market Value 1 Day Prior to Announcement (1)                  $12        $ 5        $ 2            $ 4        $ 8
Premium to Market Value 20 Days Prior to Announcement                    $12        $ 9        $ 2            $ 8        $38
Premium to Market Value 1 Day Prior to Announcement                      $16        $ 2        $ 2            $ 4        $23
Multiple of Revenue for Comparable Public and Private Companies          $ 6        $ 2        $ 2            $ 4        $14

Multiple of Projected 12/31/99 EPS - CIBC Projections                    $10        $ 1        $ 0            $22        $18
Multiple of Projected 12/31/99 EPS - Wiztec Projections                  $ 9        $ 1        $ 0            $19        $16
Multiple of Projected 12/31/99 Revenue - CIBC Projections                $ 4        $ 2        $ 2            $13        $12
Multiple of Projected 12/31/99 Revenue - Wiztec Projections              $ 4        $ 2        $ 2            $12        $12
Multiple of Trailing Twelve Months EPS                                   $ 9        $ 1        $ 1            $27        $19
Multiple of Trailing Twelve Months EBIT                                  $ 7        $ 0        $ 2            $16        $15
Multiple of Trailing Twelve Months Revenue                               $ 4        $ 2        $ 2            $12        $12




                                     Page 4                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



  WIZTEC SOLUTIONS, LTD. HISTORICAL 1 YEAR SHARE PRICE AND VOLUME PERFORMANCE
                             From 3/24/98 - 3/24/99



                                    [GRAPH]

  Date       Trading Volume   Share Price
  ----       --------------   -----------

 3/24/98         40,300             10.75
  4/6/98         15,000             11.375
 4/20/98         13,200             11.625
  5/1/98         49,100             12.125
 5/14/98         37,300             11.5
 5/28/98         17,700             10.625
 6/10/98         20,300             10.4375
 6/23/98         14,800              9.75
  7/7/98        147,100             13.25
 7/20/98         52,600             13.375
 7/31/98         12,100             12.25
 8/13/98          6,200             11.875
 8/26/98          8,800             10.625
  9/9/98         15,200              9.75
 9/22/98         16,300             10.125
 10/5/98         15,600              9.125
10/16/98          2,400             10
10/29/98          5,400             12.25
11/11/98         16,700             13.5
11/24/98         27,900             12.75
 12/8/98          4,500             12.75
12/21/98         31,100             11.625
  1/5/99         32,400             13.375
 1/19/99         3,4700             13.625
  2/1/99         18,200             13.5
 2/12/99         17,100             17
 2/26/99          3,400             16
 3/11/99         50,200             17.375
 3/24/99         24,000             16.6875






                                     Page 5                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



            BILLING AND CUSTOMER CARE COMPANY-WEIGHTED INDEX VERSUS
                     WIZTEC SOLUTIONS, LTD. AND THE S&P 500
                            From 3/24/98 To 3/24/99



                                    [GRAPH]

            Billing and Customer                        Normalized Wiztec
   Date          Care Index         Normalized S&P500     Solutions, Ltd.
--------------------------------------------------------------------------

 3/24/98            100.0               100                 100
  4/6/98            100.4               101.41323           105.81395
 4/20/98            115.5               101.63934           108.13953
  5/1/98            108.2               101.38496           112.7907
 5/14/98            101.8               101.07405           106.97674
 5/28/98             99.7                99.265122           98.837209
 6/10/98             90.2               100.59356            97.093023
 6/23/98             90.2               101.24364            90.697674
  7/7/98             98.3               104.43754           123.25581
 7/20/98            101.7               107.0944            124.4186
 7/31/98             83.0               101.3567            113.95349
 8/13/98             78.2                97.230073          110.46512
 8/26/98             69.6                98.049746           98.837209
  9/9/98             73.1                91.011871           90.697674
 9/22/98             68.5                93.131713           94.186047
 10/5/98             61.8                89.429056           84.883721
10/16/98             64.4                95.5342             93.023256
10/29/98             68.3                98.219333          113.95349
11/11/98             74.7               101.38496           125.5814
11/24/98             76.0               107.00961           118.60465
 12/8/98             79.9               106.84002           118.60465
12/21/98             74.0               108.79028           108.13953
  1/5/99             75.3               112.57773           124.4186
 1/19/99             80.7               113.22781           126.74419
  2/1/99             75.4               115.1498            125.5814
 2/12/99             72.5               111.24929           158.13953
 2/26/99             68.2               112.01244           148.83721
 3/11/99             63.6               117.3827            161.62791
 3/24/99             57.3               114.16054           153.48837





                                     Page 6                  BROADVIEW INT'L LLC

                                                                                                                CONFIDENTIAL
                                                                                                                ------------



PUBLIC COMPANY COMPARABLES ANALYSIS
----------------------------------------------------------------------------------------------------------------------------
Select Billing and Customer Care Companies

($Thousands Except Per Share Data)

                                       Operating and Valuation Statistics
                                       -------------------------------------------------------------------------------------

                                       TTM Revenue    Revenue       TTM EBIT       TTM Net     Projected        Net Cash
Company (1)                                (2)       Growth (3)    Margin (2)    Margin (2)   12/31/99 EPS    (Cash - Debt)
----------------------------------------------------------------------------------------------------------------------------
LHS Group. Inc. (LHSG)                   $163,182         54.8%       23.3%         15.6%          $0.72       $105,524
CSG Systems International, Inc. (CSGS)    236.640         37.7%       22.5%         12.1%           1.03        (88,657)
Saville Systems plc [SAVLY]               167,705         56.7%       25.4%         21.1%           1.15         85,528
Billing Concepts Corp [BILL]              167,813         23.5%       23.9%         16.7%           0.87        148,966
International Telecom.
  Oats Systems. Inc. [ITDS]               115,460           NM        19.5%         11.0%           1.05         40,560
SCC Communications Corp. [SCCX]            34,449         27.2%       11.0%          6.3%          (0.05)         7,408

               -------------------------------------------------------------------------------------------------------------
               Mean                       147,542         40.0%       20.9%         13.8%                        49,888

               High                       236,640         56.7%       25.4%         21.1%                       148,966
               -------------------------------------------------------------------------------------------------------------
               Median                    $165,444         37.7%       22.9%         13,8%                       $63,044
               -------------------------------------------------------------------------------------------------------------
               Low                         34,449         23.5%       11.0%          6.3%                       (88,657)
               -------------------------------------------------------------------------------------------------------------

               WIZTEC SOLUTIONS LTD.      $20,297         69.5%       28.8%         27.7%          $0.94        $16,433


                                                                          TTM                        Projected     Projected
                                          Equity Market   TTM TMC/R   TMC/EBIT (2)    TTM P/E (2)    12/31/99    12/31/99 P/E
Company (1)                              Capitalization     (2)(4)      (4)(5)            (5)        TMC/R (4)        (6)
-----------------------------------------------------------------------------------------------------------------------------
LHS Group. Inc. (LHSG)                    $1,836,741       10.61x         45.53x        73.67x        7.69x        48.36x
CSG Systems International, Inc. (CSGS)     1,682,968        7.49x         33.25x        60.86x        5.54x        31.67x
Saville Systems plc [SAVLY]                  490,191        2.41x          9.50x        14.44x        1.94x        10.94x
Billing Concepts Corp [BILL]                 363,745        1.28x          5.35x        12.31x        1.03x        11.32x
International Telecom.
  Oats Syxtems. Inc. [ITDS]                  177,274        1.18x          6.07x        12.60x        0.92x         9.79x
SCC Communications Corp. [SCCX]               27,696        0.59x          5.35x        14.88x        0.52x           NM

               --------------------------------------------------------------------------------------------------------------
               Mean                                         39.3x         17.51x        31.46x        2.94x        22.42x

               High                                        10.61x         45.53x        73 67x        7.69x        48.36x
               -------------------------------------------------------------------------------------------------------------
               Median                                       1.85x          7.79x        14.66x        1.48x        11.32x
               -------------------------------------------------------------------------------------------------------------
               Low                                          0.59x          5.35x        12.31x        0.52x          979e
               --------------------------------------------------------------------------------------------------------------

               WIZTEC SOLUTIONS LTD.        $121,573        5.18x         18.01x         21.6x        3.75x         17.7x

NOTES:

(1) Valuation information calculated using the closing price on 3/24/99. Projected financials calculated from selected analyst reports.

(2) TTM refers to the Trailing Twelve Months ending 12/31/98, except BCGI, which refers to the period ending 9/30/98. TTM Wiztec Solutions Ltd. financials refer to the period ending 12/31/98.

(3) International Telecom. Data Systems' revenue growth exceeds 200% due to its January 2, 1998 acquisition of Intelicom, a subsidiary of Computer Sciences Corporation.

(4) Total Market Capitalization (TMC) equals equity market capitalization plus debt minus cash.

(5)  Not Meaningful (NM) when net margin is less than 2.0%.

(6)  Not Meaningful (NM) when relevant or projected figure is less than zero.


                                     Page 7                  BROADVIEW INT'L LLC

                                                                                                       CONFIDENTIAL
                                                                                                       ------------



FINANCIAL STATISTICS OF PUBLIC COMPANY COMPARABLES
------------------------------------------------------------------------------------------------------------------
Select Billing and Customer Care Companies

($Thousands Except Per Share Data)

                                  SAVLY           LHSG           CSGS           ITDS          BILL         SCCX
                                --------      ----------      ----------      --------      --------      -------
INCOME STATISTICS
Revenue                         $167,705      $  163,182      $  236,640      $115,460      $167,813      $34,449
  Revenue Growth                    56.7%           54.8%           37.7%           NM          23.5%        27.2%
EBIT                              42,597          38,023          53,282        22,508        40,178        3,795
  EBIT Margin                       25.4%           23.3%           22.5%         19.5%         23.9%        11.0%
Pretax Income                     45,961          42,580          45,995        21,318        45,466        3,501
  Pretax Margin                     27.4%           26.1%           19.4%         18.5%         27.1%        10.2%
Net Income                        35,452          25,500          28,517        12,700        27,946        2,171
  Net Margin                        21.1%           15.6%           12.1%         11.0%         16.7%         6.3%

EPS                             $   0.87      $     0.47      $     0.54      $   0.81      $   0.80      $  0.21
Forward 12/31/99 Revenue         209,000         225,000         320,000       148,900       208,675       38,950
Projected 12/31/99 EPS              1.15            0.72            1.03          1.05          0.87        (0.05)

BALANCE SHEET STATISTICS
Cash & Equivalents              $ 87,822      $  105,524      $   39,593      $ 40,735      $149,248      $15,519
Total Debt                         2,294               0         128,250           175           282        8,111

VALUATION STATISTICS
Share Price as of 3/24/99       $  12.63      $    34.63      $    32.75      $  10.25      $   9.81      $  3.13
Common Shares Outstanding         38,827          53,047          51,388        17,295        37,070        8,863

Market Capitalization           $490,191      $1,836,741      $1,682,968      $177,274      $363,745      $27,696
Total Market Capitalization      404,663       1,731,217       1,771,625       136,714       214,779       20,288

------------------------------------------------------------------------------------------------------------------
TTM TMC/R                           2.41x          10.61x           7.49x         1.18x         1.28x        0.59x
TTM TMC/EBIT                        9.50x          45.53x          33.25x         6.07x         5.35x        5.35x
TTM P/E                            14.44x          73.67x          60.86x        12.60x        12.31x       14.88x
Projected 12/31/99 TMC/R            1.94x           7.69x           5.54x         0.92x         1.03x        0.52x
Projected 12/31/99 P/E             10.94x          48.36x          31.67x         9.79x        11.32x          NM
------------------------------------------------------------------------------------------------------------------



                                                       Page 8                                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



DESCRIPTIONS OF PUBLIC COMPANY COMPARABLES
--------------------------------------------------------------------------------
Select Billing and Customer Care Companies


COMPANY                  DESCRIPTION
--------------------------------------------------------------------------------
LHS Group, Inc.          Provider of convergent client/server customer care,
                         billing and customer acquisition software and services for the telecommunications industry.

CSG Systems              Company provides customer management software and
International, Inc.      processing services for cable, satellite,
                         telecommunications and on-line industries. Products automate billing, sales support and order processing, invoicing, reporting and customer analysis.

Saville Systems plc      Develops comprehensive, customized convergent billing
                         solutions for telecommunications providers.



COMPANY                  DESCRIPTION
--------------------------------------------------------------------------------

Billing Concepts Corp.   Provides third-party billing clearinghouse and
                         information services to the telecommunications industry.

International Telecom.   Company offers transactional billing and customer care
Data Systems, Inc.       services to providers of wireless, long distance and
                         satellite telecommunications services.

SCC Communications       Provider of 9-1-1 operations support Systems (OSS)
Corp.                    services to incumbent local exchange carriers (ILECS),
                         competitive local exchange carriers (CLECS) and wireless carriers in the United States.




                                     Page 9                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



SELECTED M&A TRANSACTION COMPARABLES
--------------------------------------------------------------------------------
Select Telecommunications Software Related Transactions Since January 1, 1997 With Revenue Less Than $100 Million

($Millions)

 Announce
   Date          Buyer                       Seller
--------------------------------------------------------------------------------
03/02/1999       Amdocs Ltd.                 Architel Systems Corp.

xx/xx/1998       Confidential                Confidential

12/18/1998       Confidential                Confidential

03/18/1997       Card Clear plc              Transaction Billing Resources
                                             Inc.

05/12/1997       Billing Concepts Corp.      Computer Resources
                                             Management, Inc.

11/18/1998       Billing Concepts Corp.      Communications Software
                                             Consultants, Inc.

01/02/1997       LCC International Inc.      European Technology Partner
                                             AS

xx/xx/1997       Lightbridge Inc.            Coral Systems Inc.

07/31/1997       Logica plc                  Aldiscon Ltd.



                                                                      Adjusted
                                    Adjusted                           Price/
Seller Description                  Price (1)     Seller Revenue       Revenue
--------------------------------------------------------------------------------
Develops, markets and supports       $350.9           $39.3              8.93x
advanced operations support
systems employed by
telecommunication service
providers.

Develops, markets, and                 75.4            13.0              5.79x
supports tour major lines of
products for the wireless
industry: customer care,
billing, and inventory
management.

Pre-paid calling software              78.1            19.0              4.11x
solutions for mobile
operators.

Provides credit card fraud             10.5             3.2              3.28x
prevention services to the
telecommunications industry as
well as call authorization and
settlement services.

Provider of direct billing             17.2             6.0              2.86x
services utilizing proprietary
software systems and
telecommunications billing
services.

Provides convergent billing            39.9            17.1              2.33x
solutions to mid-range
independent telephone and
cellular carriers.

Provides network information           13.8             6.5              2.12x
and quality of service
software for mature wireless
operators.

Develops of churn and fraud           $18.8            $9.9              1.91x
software products for the
telecommunications industry.

Develops software products for         74.2            43.8              1.69x
GSM wireless network operators
including short message
systems and services.



                                    Page 10                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



SELECTED M&A TRANSACTION COMPARABLES
--------------------------------------------------------------------------------
Select Telecommunications Software Related Transactions Since January 1, 1997 With Revenue Less Than $100 Million

($Millions)

 Announce
   Date          Buyer                       Seller
--------------------------------------------------------------------------------
xx/xx/1998       Confidential                Confidential



                                                                      Adjusted
                                     Adjusted                          Price/
Seller Description                   Price (1)     Seller Revenue      Revenue
--------------------------------------------------------------------------------
Develops, markets and sells             9.5             7.0            1.36x
customer acquisition software
products to the wireless
communications marketplace.
--------------------------------------------------------------------------------


                                   ---------------------------------------------
                                       Mean                            3.44x

                                       High                            8.93x
                                   ---------------------------------------------
                                       Median                          2.60x
                                   ---------------------------------------------
                                       Low                             1.36x
                                   ---------------------------------------------


NOTES:

(1) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known.



                                     Page 11                 BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


   PREMIUM OVER SELLER'S SHARE PRICE 1 TRADING DAY PRIOR TO ANNOUNCEMENT FOR SELECTED SOFTWARE COMPANIES IN TRANSACTIONS WITH TOTAL CONSOLIDATION BETWEEN
                   $50 AND $250 MILLION SINCE JANUARY 1, 1997

                    Number of Transactions
                    ----------------------
Below 0%                       2
 0% -  20%                    15
20% -  40%                    13
40% -  60%                     4
60% -  80%                     3
80% - 100%                     1
Above 100%                     4

Premium Paid Over Seller's Share Price One Trading Day Prior to Announcement

                                    Page 12               BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


   PREMIUM OVER SELLER'S SHARE PRICE 20 TRADING DAYS PRIOR TO ANNOUNCEMENT FOR SELECTED SOFTWARE COMPANIES IN TRANSACTIONS WITH TOTAL CONSOLIDATION BETWEEN
                   $50 AND $250 MILLION SINCE JANUARY 1, 1997

                    Number of Transactions
                    ----------------------
Below 0%                       3
 0% -  20%                     4
20% -  40%                    14
40% -  60%                     8
60% -  80%                     1
80% - 100%                     4
Above 100%                     8

Premium Paid Over Seller's Share Price 20 Trading Days Prior to Announcement

                                    Page 13               BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


   PREMIUM OVER SELLER'S SHARE PRICE 1 TRADING DAY PRIOR TO ANNOUNCEMENT FOR
         TRANSACTIONS WHERE BUYER PREVIOUSLY HELD GREATER THAN 50% AND
                SUBSEQUENTLY ACQUIRED 100% SINCE JANUARY 1, 1997

                    Number of Transactions
                    ----------------------
Below 0%                       4
 0% -  20%                     9
20% -  40%                     3
40% -  60%                     0
60% -  80%                     2
80% - 100%                     1
Above 100%                     0

Premium Paid Over Seller's Share Price One Trading Day Prior to Announcement

                                    Page 14               BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


   PREMIUM OVER SELLER'S SHARE PRICE 20 TRADING DAYS PRIOR TO ANNOUNCEMENT FOR
         TRANSACTIONS WHERE BUYER PREVIOUSLY HELD GREATER THAN 50% AND
                SUBSEQUENTLY ACQUIRED 100% SINCE JANUARY 1, 1997

                    Number of Transactions
                    ----------------------
Below 0%                       3
 0% -  20%                    11
20% -  40%                     1
40% -  60%                     1
60% -  80%                     2
80% - 100%                     1
Above 100%                     0

Premium Paid Over Seller's Share Price 20 Trading Days Prior to Announcement

                                    Page 15               BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



PUBLIC SELLER PREMIUM ANALYSIS
--------------------------------------------------------------------------------
Transactions With Total Consideration Between $50 Million and $250 Million at Announcement(1)
Since January 1, 1997



ANNOUNCE
  DATE                BUYER                        SELLER
--------------------------------------------------------------------------------

10/26/98      Legato Systems, Inc.(2)        FullTime Software, Inc.

11/12/98      Eltrax Systems, Inc.(2)        Sulcus Hospitality
                                             Technologies, Corp.

 7/20/98      HBO & Company                  US Servis, Inc.

10/12/98      Applied Materials, Inc.        Consilium, Inc.

 7/28/98      Network Associates, Inc.       Cybermedia, Inc.

 3/24/99      Sterling Software, Inc.(2)     Interlink Computer
                                             Sciences

  3/9/99      SunGard Data Systems Inc.      Oshap Technologies Ltd.

  9/1/98      VERITAS Software Corp.(2)      TeleBackup Systems, Inc.



                                                              PREMIUM PAID 20
                                           PREMIUM PAID        TRADING DAYS
                                          ONE DAY BEFORE          BEFORE
        DESCRIPTION                        ANNOUNCEMENT        ANNOUNCEMENT
--------------------------------------------------------------------------------

Designs, develops and markets                 186.7%              326.7%
high availability, backup and
recovery management and
security auditing software for
the Unix and Windows NT
environments.

Develops, installs and markets                128.8%              217.8%
computer systems designed to
automate the handling, storage
and retrieval of information
and documents for the
hospitality and real estate
markets.

Provider of outsourcing                       151.6%              137.6%
services to physician delivery
systems and hospital business
offices.

Develops integrated                           169.2%              129.6%
semiconductor and electronics
manufacturing execution
systems (MES) software and
services.

Desktop utility software                       25.6%              120.3%
products that provide
automatic service and support
to PC users in the Windows
environment.

Designs, develops and markets                  21.7%              115.4%
network transport software for
enterprise server TCP/IP
connectivity, fault tolerance
and network file transfer.

Israeli-based group of                         60.9%              105.5%
technology software firms.

Data backup, archiving and                     42.2%              103.4%
retrieval solutions to the
remote desktop.



                                    Page 16                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


PUBLIC SELLER PREMIUM ANALYSIS
--------------------------------------------------------------------------------
Transactions With Total Consideration Between $50 Million and $250 Million at Announcement(1)
Since January 1, 1997


ANNOUNCE
  DATE                BUYER                        SELLER
--------------------------------------------------------------------------------

 10/3/97      HBO & Company                  National Health
                                             Enhancement Systems, Inc.

11/18/97      Borland International, Inc.    Visigenic Software, Inc.

12/14/98      Misys Plc                      C*ATS Software, Inc.

  9/8/97      Avanti Corp.                   Technology Modeling
                                             Associates, Inc.

 7/31/97      DataWorks Corp.                Interactive Group

 1/18/99      SunGard Data Systems, Inc.(2)  FDP Corp.

 3/16/98      PLATINUM technology, Inc.      Logic Works, Inc.

 4/16/98      Phoenix Technologies Ltd.      Award Software International, Inc.



                                                              PREMIUM PAID 20
                                           PREMIUM PAID        TRADING DAYS
                                          ONE DAY BEFORE          BEFORE
        DESCRIPTION                        ANNOUNCEMENT        ANNOUNCEMENT
--------------------------------------------------------------------------------

Medical software systems that                  2.9%               95.8%
manage demand and specialized
health information.

CORBA distributed object                      87.4%               92.0%
technology for integrating
heterogeneous software
environments.

Provides specialist risk                      60.0%               90.5%
management products for
financial institutions
worldwide. C*ATS' CARMA(R)
product provides risk
management functions which
enable financial institutions
to measure and predict firm
wide exposure to market,
credit and liquidity risks.

Physical simulation software                  64.9%               87.5%
for integrated circuit design
and manufacturing.

Business information systems                  54.4%               71.5%
that enable discreet
manufacturers to manage their
enterprise.

Develops and sells a variety                  31.3%               57.2%
of application software
systems that facilitate the
sales, marketing and
administration functions of
life insurance companies and
employee benefit administrators.

Database modeling software                    13.0%               57.2%
tools and business process
reengineering software.

System enabling and management                12.8%               55.9%
software for personal
computers and embedded
systems.


                                    Page 17                 BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


PUBLIC SELLER PREMIUM ANALYSIS
------------------------------
Transactions With Total Consideration Between $50 Million and $250 Million at Announcement(1)
Since January 1, 1997


ANNOUNCE
  DATE                BUYER                        SELLER
--------------------------------------------------------------------------------

 4/15/97      Lernout & Hauspie Speech          Kurzweil Applied
              Products NV                       Intelligence, Inc.

12/19/97      IBM Corp.                         Software Artistry, Inc.

 3/23/98      Cognizant Corp.                   Walsh International, Inc.

 3/17/98      CBT Group plc                     The ForeFront Group

 2/11/97      HBO & Company                     Amisys Managed Care
                                                Systems, Inc.

 7/20/98      Lernout & Hauspie Speech          Globalink, Inc.
              Products NV

  6/4/97      Electronic Arts, Inc.             Maxis, Inc.

  1/5/98      PLATINUM technology,              Learmonth & Burchett
              Inc.                              Management Systems, Inc.

 2/22/99      Science Applications              Oacis Healthcare Holdings
              International Corp.(2)            Corp.



                                                              PREMIUM PAID 20
                                           PREMIUM PAID        TRADING DAYS
                                          ONE DAY BEFORE          BEFORE
        DESCRIPTION                        ANNOUNCEMENT        ANNOUNCEMENT
-------------------------------------------------------------------------------

Automated speech recognition                   75.0%               55.6%
software used to create
documents and interact with
customers by voice.

Help desk and network                          38.0%               55.6%
management software.

Sales and marketing                             8.8%               53.3%
information systems to assist
pharmaceutical companies.

Software and training                          17.3%               48.5%
solutions for technical
professionals.

Managed healthcare software                    38.6%               43.1%
and information systems.

Language translation software                  21.1%               40.0%
products.

CD-ROM and disc-based                           1.8%               38.4%
entertainment software which
runs on several microcomputer
platforms.

Process management software                    37.0%               37.0%
tools.

Develops, markets, licenses,                    3.9%               36.9%
installs and supports
flexible, enterprise wide,
open architecture clinical
information systems, enabling
physicians and other
clinicians to view and act on
information in real time at
the point of care.



                                     Page 18                BROADVIEW INT'L LLC

                                                                   CONFIDENTIAL
                                                                   ------------

PUBLIC SELLER PREMIUM ANALYSIS
-------------------------------------------------------------------------------
Transactions With Total Consideration Between $50 Million and $250 Million at Announcement(1)
Since January 1, 1997


ANNOUNCE
  DATE                BUYER                        SELLER
-------------------------------------------------------------------------------

 2/17/99      Investor Group(2)              Equitrac Corporation

  3/5/99      Hummingbird                    PC DOCS Group
              Communications Ltd.(2)         International Inc.

 3/25/97      IDX Systems Corp.              PHAMIS, Inc.

 6/29/98      Information Advantage          1Q Software Corp.
              Software, Inc.

 1/27/98      Sage Group plc                 State Of The Art, Inc.

  5/7/98      Peregrine Systems, Inc.        Innovative Technologies
                                             Systems, Inc.

12/29/98      W.R. Hambrecht & Co.(2)        Interlinq Software Corp.

10/15/97      Hummingbird                    Andyne Computing Ltd.
              Communications Ltd.

 9/15/97      IBM Corp.                      Unison Software, Inc.

10/23/97      Harbinger Corp.                Premenos Corp.



                                                              PREMIUM PAID 20
                                           PREMIUM PAID        TRADING DAYS
                                          ONE DAY BEFORE          BEFORE
        DESCRIPTION                        ANNOUNCEMENT        ANNOUNCEMENT
-------------------------------------------------------------------------------

Provides computer systems                      25.5%              35.6%
solutions to law and other
professional service firms for
automated cost recovery and
expense management of office
equipment.

Develops, markets and supports                 14.9%              34.7%
object-oriented client/server
and internet document
management systems.

Systems which support                           4.2%              32.4%
enterprise-wide decision
making in patient care,
finance and administration.

Client/server tools for data                    9.2%              31.1%
access and report writing.

Enterprise accounting and                      33.3%              30.4%
financial applications.

Develops SPAM*FM facility and                  12.7%              27.9%
technology management software
and remote data collection
systems.

PC-based, loan-origination                     19.4%              27.6%
software system to the
residential mortgage lending
industry.

Integrated decision and                        29.1%              26.6%
business support software.

Distributed systems management                  7.1%              22.4%
software for UNIX and Windows
NT.

Electronic commerce software                   56.3%              20.1%
products and services




                                    Page 19                  BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------



PUBLIC SELLER PREMIUM ANALYSIS
--------------------------------------------------------------------------------
Transactions With Total Consideration Between $50 Million and $250 Million at Announcement(1)
Since January 1, 1997


ANNOUNCE
  DATE                BUYER                        SELLER
--------------------------------------------------------------------------------

10/13/98      Platinum Software Corp.        DataWorks Corp.

 4/15/98      Slebe plc                      Simulation Sciences, Inc.

 3/14/97      HBO & Company                  Enterprise Systems, Inc.

 4/17/98      Sterling Commerce, Inc.        XcelleNet, Inc.

 2/11/97      MetaTools, Inc.                Fractal Design Corp.

 9/20/98      Summit Design                  Orcad, Inc.

 6/15/98      NetManage, Inc.                FTP Software, Inc.



                                                              PREMIUM PAID 20
                                           PREMIUM PAID        TRADING DAYS
                                          ONE DAY BEFORE          BEFORE
        DESCRIPTION                        ANNOUNCEMENT        ANNOUNCEMENT
--------------------------------------------------------------------------------

Develops client/server-based                   20.0%              18.6%
enterprise resource planning
software for mid-sized
manufacturing companies.

Process simulation software                    24.0%              11.9%
and services for the
petroleum, petrochemical and
industrial-chemical-process
industries.

Cost containment, materials                    -0.5%              10.0%
management, logistics and
patient scheduling software.

Remote computing software.                      6.1%               5.5%

Electronic painting and image                  38.3%              -0.1%
editing tools.

Windows EDA software and                       -2.0%              -8.1%
services to electronics
companies.

Network software products that                 13.7%             -26.5%
provide TCP/IP network
transport functionality.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Mean                                           39.7%              61.2%
High                                          186.7%             326.7%
--------------------------------------------------------------------------------
Median                                         24.7%              41.6%
--------------------------------------------------------------------------------
Low                                            -2.0%             -26.5%
--------------------------------------------------------------------------------


NOTES
-----

(1) Purchase price per share in stock transactions calculated using the buyer share price before announce.

(2)  Transaction pending.



                                     Page 20                 BROADVIEW INT'L LLC

                                                                                                                       CONFIDENTIAL
                                                                                                                       ------------


PUBLIC SELLER PREMIUM ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------------
Transactions Since January 1, 1998 Where Buyer Previously Held
Greater Than 50% and Subsequently Acquired 100%

                                                                                                                       PREMIUM
                                                                                                        PREMIUM         PAID 20
                                                                                                        PAID ONE     TRADING DAYS
ANNOUNCE                                                                                               DAY BEFORE       BEFORE
  DATE                     BUYER                                           SELLER                     ANNOUNCEMENT   ANNOUNCEMENT
-----------------------------------------------------------------------------------------------------------------------------------
 4/29/98       COMNET                                        Group 1 Software Inc.                         71.6%         83.0%

 1/22/98       Buhmann NV                                    BT Office Products Intl                       32.5%         76.0%

 9/29/98       Newmont Mining Corp.                          Newmont Gold Corp.                            (5.2%)        70.5%

  3/3/98       Xerox Corp.                                   XL Connect Solutions                          12.6%         50.1%
                                                             (subsidiary of Intelligent Electronics)

 3/24/99       Investor Group                                Knoll Inc.                                    63.9%         30.7%

10/19/98       Affiliated Computer Services                  BRC Holdings Inc                              16.9%         18.8%

 3/15/98       Investor Group                                BET Holdings                                  15.6%         17.9%

 9/23/98       Usinor SA                                     J&L Specialty Steel Inc.                      80.4%         15.0%

 4/30/98       Dow Chemical Corp.                            Mycogen Corp.                                  0.0%         11.6%

 6/24/98       Liberty Media Group                           TCI Ventures Group                             7.9%          9.9%

  1/8/98       Rayonier Inc                                  Rayonier Timberlands                          11.2%          8.3%

 3/19/98       Investor Group                                International Franchise Systems              (10.1%)         6.2%

10/27/98       Allmerica Financial Corp.                     Citizens Corp.                                 5.2%          5.5%

 7/21/98       Host Marriott Corp.                           Forum Retirement Partners L.P.                 0.0%          2.9%

10/21/98       Union Planters Bank, National Association     Capital Factors Holding, Inc.                  6.5%          2.6%

 3/10/98       IP Forest Resources Company                   IP Timberlands Ltd.                           33.0%          2.4%




                                                               Page 21                                          BROADVIEW INT'L LLC

                                                                                                    CONFIDENTIAL
                                                                                                    ------------


PUBLIC SELLER PREMIUM ANALYSIS
---------------------------------------------------------------------------------------------------------------
Transactions Since January 1, 1998 Where Buyer Previously Held
Greater Than 50% and Subsequently Acquired 100%

                                                                                                PREMIUM PAID 20
                                                                              PREMIUM PAID ONE   TRADING DAYS
ANNOUNCE                                                                         DAY BEFORE         BEFORE
  DATE                 BUYER                          SELLER                    ANNOUNCEMENT     ANNOUNCEMENT
---------------------------------------------------------------------------------------------------------------
10/13/98    Lonrho plc                        Hondo Oil & Gas Company               38.9%             (9.1%)

 2/20/98    Golden Star Resources Ltd.        Pan African Resources Corp.          (28.8%)           (28.8%)

 9/23/98    Inland Steel Industries, Inc.     Ryerson Tull, Inc.                   (19.6%)           (44.1%)

---------------------------------------------------------------------------------------------------------------


                                            -------------------------------------------------------------------
                                              Mean                                  17.5%             17.3%

                                              High                                  80.4%             83.0%
                                            -------------------------------------------------------------------
                                              Median                                11.2%              9.9%
                                            -------------------------------------------------------------------
                                              Low                                  (28.8%)           (44.1%)
                                            -------------------------------------------------------------------



                                                     Page 22                                BROADVIEW INT'L LLC

                                                                    CONFIDENTIAL
                                                                    ------------


PRESENT VALUE OF PROJECTED WIZTEC SOLUTIONS LTD. SHARE PRICE
--------------------------------------------------------------------------------

52 Week High                                                  $20.88
Current Share Price as of 3/24/99                             $16.69
52 Week Low                                                   $ 8.00


     Calculation of Implied Share Price Based on Median P/E of Comparables

--------------------------------------------------------------------------------

                          Wiztec Solutions
Median P/E of            Ltd. Projected EPS            Implied Future
Comparables                 (12/31/00)                   Share Price
-------------            ------------------            --------------
   14.7x                       $1.23                        $18.05



Diluted EPS For TTM Period Ending 12/31/98                     $0.77
Projected Diluted EPS for Fiscal Year Ending 12/31/00          $1.23
Current Wiztec Solutions Ltd. P/E                              21.62x
Median P/E of Public Company Comparables                       14.66x


                 Present Value of Share Price Based on Earnings for Twelve Months Ended 12/31/00 at Various Discount Rates (1)

---------------------------------------------------------------------------
  7.86% (2)      10.00%       12.65%(3)       15.00%      20.00%     25.00%
---------------------------------------------------------------------------
$15.68          $15.12       $14.47          $13.92      $12.86     $11.92


Sensitivity Analysis
--------------------------------------------------------------------------------

                                                      Present Value of Share Price Based on EarnIngs
                                              for Twelve Months Ended 12/31/00 at Various Discount Rates (1)
         Implied Future Share          ---------------------------------------------------------------------------
P/E (4)          Price                  7.86% (2)     10.00%       12.65% (3)       15.00%       20.00%     25.00%
-------  --------------------          ----------    -------       ----------      -------      -------     ------
 4.00x           $ 4.93                 $ 4.28       $ 4.13        $ 3.95          $ 3.80       $ 3.51      $ 3.25
 6.50x           $ 8.00                 $ 6.95       $ 6.70        $ 6.41          $ 6.17       $ 5.70      $ 5.29
 9.00x           $11.08                 $ 9.63       $ 9.28        $ 8.88          $ 8.55       $ 7.90      $ 7.32
11.50x           $14.16                 $12.30       $11.86        $11.35          $10.92       $10.09      $ 9.35
14.00x           $17.24                 $14.98       $14.44        $13.82          $13.30       $12.29      $11.39
------------------------------------------------------------------------------------------------------------------
14.66x           $18.05                 $15.68       $15.12        $14.47          $13.92       $12.86      $11.92
------------------------------------------------------------------------------------------------------------------
16. 50x          $20.32                 $17.65       $17.02        $16.28          $15.67       $14.48      $13.42
19.00x           $23.40                 $20.33       $19.60        $18.75          $18.05       $16.67      $15.45
19.00x           $23.40                 $20.33       $19.60        $18.75          $18.05       $16.67      $15.45
21.50x           $26.48                 $23.00       $22.18        $21.22          $20.42       $18.87      $17.49
21.50x           $26.48                 $23.00       $22.18        $21.22          $20.42       $18.87      $17.49
24.00x           $29.55                 $25.68       $24.76        $23.69          $22.79       $21.06      $19.52


Notes:

(1)  Assumes that results are reported thirty days after end of period.

(2)  Based on CAPM and Wiztec Solutions Ltd.'s historical beta.

(3) Based on CAPM and median beta (adjusted for capital structure) of the public company comparables.

(4)  Range based on analysis of public company comparables,


                                     Page 23              BROADVIEW INT'L LLC

                                                                                                                      CONFIDENTIAL
                                                                                                                      ------------


Wiztec Discounted Cash Flow Valuation
----------------------------------------------------------------------------------------------------------------------------------
Historical and Pro Forma Income Statements(1)

($ Thousands Except Per Share Data)

                                                                               December 31,

                                      1996(A)    1997(A)       1998(A)     1999(P)    2000(P)     2001(P)      2002(P)     2003(P)
                                      -------    -------       -------     -------    -------     -------      -------     -------
Revenue                              $  8,332   $ 11,975    $  20,297    $  28,007  $  37,809   $  49,152    $  61,440   $  73,736

Cost of Sales                         4,258.5    5,992.2      9,316.0     12,917.9   17,439.2    22,671.0     28,338.7    34,009.9
                                     --------   --------    ---------    ---------  ---------   ---------    ---------   ---------
Gross Profit                          4,073.5    5,982.5     10,981.0     15,089.1   20,370.2    26,481.3     33,101.6    39,725.9
Gross Margin                               49%        50%          54%          54%        54%         54%          54%        54%

Operating Expenses
  Selling, General & Administrative  $  2,138   $  3,652    $   4,956    $   6,133  $   8,318   $  10,814    $  13,517   $  16,222
  Product Development Costs             586.7      234.4        187.0      1,094.0     1,6636     2,162.7      2,703.4     3,244.4
                                     --------   --------    ---------    ---------  ---------   ---------    ---------   ---------
Total Operating Expenses              2,724.9    3,886.3      5,143.0      7,226.9    9.981.7    12,976.2     16,220.3    19,466.2

Operating Income                     $  1,349   $  2,096    $   5,838    $   7,862  $  10,389   $  13,505    $  16,881   $  20,260
Operating Margin                         16.2%      17.5%        28.8%        28.1%      27.5%       27.5%        27.5%       27.5%

Financial Income, Net and Other      $    279   $    322    $     425    $     425  $     463   $     753    $   1,079   $   1,523

Pretax Income                        $  1,628   $  2,418    $   6,263    $   8,287  $  10,852   $  14,258    $  17,961   $  21,783
Pretax Margin                            19.5%      20.2%        30.9%        29.6%      28.7%       29.0%        29.2%       29.5%

Taxes                                $     14   $    289    $     640    $   1,436  $   1,880   $   2,471    $   3,112   $   3,775
                                     ========   ========    =========    =========  =========   =========    =========   =========
Net Income                           $  1,613   $  2,130    $   5,623    $   6,851  $   8,971   $  11,788    $  14,849   $  18,008
Net Margin                               19.4%      17.8%        27.7%        24.5%      23.7%       24.0%        24.2%       24.4%
-----------------------------------------------------------------------------------------------------------------------------------
Revenues Growth                          46.2%      43.7%        69.5%        38.0%      35.0%       30.0%        25.0%       20.0%
Cost of Sales/Revenue                    51.1%      50.0%        45.9%        46.1%      46.1%       46.1%        46.1%       46.1%
SG & A/Returns                           25.7%      30.5%        24.4%        21.9%      22.0%       22.0%        22.0%       22.0%
Product Development Costs/Revenue         7.0%       2.0%         0.9%         3.9%       4.4%        4.4%         4.4%        4.4%
Interest Rate on Excess Cash              4.0%       4.0%         4.0%         4.0%       4.0%        4.0%         4.0%        4.0%
Effective Tax Rate (2)                    0.9%      11.9%        10.2%        17.3%      17.3%       17.3%        17.3%       17.3%
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

1 1999 results provided by Wiztec management Projections for 1999 - 2003 based on Wiztec management, Convergys management and Broadview estimates.

2        Assumes profits are reinvested or remain in Israel.


                                     Page 24               BROADVIEW INT'L LLC

                                                                                                                      CONFIDENTIAL
                                                                                                                      ------------

Wiztec Discounted Cash Flow Valuation
-----------------------------------------------------------------------------------------------------------------------------------
Historical and Pro Forma Balance Sheets(1)
($Thousands Except Per Share Data)

                                        1996(A)     1997(A)    1998(A)    1999(P)      2000(P)      2001(P)    2002(P)      2003(P)
                                        -------     -------    -------    -------      -------      -------    -------      -------
Assets
Current Assets
  Cash                               $  7,144     $  10,015   $  16,433   $  22,920   $  33,574  $  45,417   $  60,205    $  78,471
  Accounts Receivable                 1,954.0       3,919.1     5,107.0     6,138.5     6,215.3    8,079.8    10,099.8     12,120.9
  Inventory                              55.9          30.5        29.0        40.2        54.3       70.6        88.2        105.9
  Other Current Assets                  187.0         415.3       910.0       840.2     1,134.3    1,474.6     1,843.2      2,212.1
                                     --------     ---------   ---------    --------   ---------  ---------   ---------    ---------
Total Current Assets                  9,340.8      14,379.6    22,479.0    29,939.1    40,977.5   55,042.5    72,236.5     92,909.7

Non-current Trade Receivables        $    478     $     809   $     159   $     219   $     296  $     385   $     481    $     578
Loan (due in Q2 - 99)                $      0     $       0   $     450   $       0   $       0  $       0   $       0    $       0
Property, Plant & Equipment          $  2,047     $   2,713   $   3,003   $   4,001   $   4,726  $   5,783   $   6,827    $   7,762
  Less Accumulated Depreciation         703.3         924.2     1,244.0     1,670.1     2,173.4    2,789.2     3,516.3      4,342.9
                                     --------     ---------   ---------    --------   ---------  ---------   ---------    ---------
Net Property, Plant & Equipment       1,343.4       1,788.7     1,759.0     2,330.9     2.552.8    2,993.4     3,310.4      3,418.8

Capitalized Software                 $  2,012     $   3,377   $   3,982   $   4,640   $   5,192  $   5,341   $   5,769    $   6,142
  Less Accumulated Amortization         741.6         870.5     1,435.0     2,092.8     2,828.8    3,586.0     4,403.9      5,274.6
                                     --------     ---------   ---------    --------   ---------  ---------   ---------    ---------
Net Capitalized Software              1,270.5       2,506.7     2,547.0     2,547.0     2,363.1    1,755.4     1,365.3        867.5

Goodwill                             $  1,394     $   1,394   $   1,394       1,394   $   1,394  $   1,394   $   1,394    $   1,394
  Less Accumulated Amortization          67.2         206.5       346.0       485.4       624.7      764.1       903.5      1,042.9
                                     --------     ---------   ---------    --------   ---------  ---------   ---------    ---------
Net Goodwill                          1,326.6       1,187.2     1,047.7       908.4       769.0      629.6       490.2        350.9
Total Assets                         $ 13,760     $  20,671   $  28,442   $  35,945   $  46,959  $  60,806   $  77,884    $  98,125
                                     ========     =========   =========   =========   =========  =========   =========    =========
Average Collection Period (days)         85.6         119.5        91.8        80.0        60.0       60.0        60.0         60.0
Inventory Days                            4.8           1.9         1.1         1.1         1.1        1.1         1.1          1.1
Other Current Assets/Revenue              2.2%          3.5%        4.5%        3.0%        3.0%       3.0%        3.0%         3.0%
Non-current Trade Receivables/Sales       5.7%          6.8%        0.8%        0.8%        0.8%       0.8%        0.8%         0.8%
Sales/PP&E                                4.1           4.4         6.8         7.0         8.0        8.5         9.0          9.5
Annual Depreciation Rate                 34.4%          8.1%       10.6%       10.6%       10.6%      10.6%       10.6%        10.6%
Sales/Net Capitalized Software            6.6           4.8         8.0        11.0        16.0       28.0        45.0         85.0
Annual Amortization Rate                  6.3%          3.8%       14.2%       14.2%       14.2%      14.2%       14.2%        14.2%
Goodwill Amortization Period (years)       10            10          10          10          10         10          10           10


Notes:

(1) 1999 results provided by Wiztec management. Projections for 1999 - 2003 based on Wiztec management, Convergys management and Broadview estimates.

                                     Page 25               BROADVIEW INT'L LLC


                                                                                                                      CONFIDENTIAL
                                                                                                                      ------------
Wiztec Discounted Cash Flow Valuation
----------------------------------------------------------------------------------------------------------------------------------
Historical and Pro Forma Balance Sheets

($Thousands Except Per Share Data)

                                    1996(A)     1997(A)     1998(A)      1999(P)   2000(P)      2001(P)      2002(P)      2003(P)
                                  ---------   ---------   ---------   ----------  --------     --------     --------     --------
Liabilities
Current Liabilities
  Accounts Payable                $     531   $     657   $     349   $   1,315   $   2,152    $   2,817    $   3,535    $   4,256
  Advances from Customers             467.5       255.4     1,069.0         0.0         0.0          0.0          0.0          0.0
  Other Current Liabilities           376.6     1,142.6     2,435.0     2,672.3     3,607.6      4,689.9      5,862.3      7,035.5
                                  ---------   ---------   ---------   ----------  ---------     --------     --------    ---------
Total Current Liabilities           1,375.2     2,055.2     3,853.0     3,987.1     5,759.5      7,506.9      9,397.8     11,291.3

Advances from Customers           $     300   $     263   $     163   $     614   $     829    $   1,077    $   1,347    $   1,616
Accrued Severance Pay, Net             31.5        67.4        91.0       157.6       212.8        276.6        345.8        415.0
Total Liabilities                 $   1,707   $   2,385   $   4,107   $   4,759   $   6,801    $   8,861    $  11,090    $  13,323

Equity
  Common Stock & Additional
    Paid in Capital               $  11,666   $  15,769   $  16,195   $  16,195   $  16,195    $  16,195    $  16,195    $  16,195
  Retained Earnings                   387.2      2.5169     8,140.0    14,991.1    23,962.4     35,749.9     50,598.4     68,606.8
                                  ---------   ---------   ---------   ----------  ---------     --------     --------    ---------
Total Equity                       12,053.1    18,285.7    24,335.0    31,186.1    40,157.4     51,944.9     66,793.4     84,801.8
Total Liabilities & Equity        $  13,760   $  20,071   $  28,442   $  35,945   $  46,959    $  60,806    $  77,884    $  98,125
                                  =========   =========   =========   =========   =========    =========    =========    =========

Accounts Payable Days                  31.5        25.2        25.2        25.2        30.0         30.0         30.0         30.0
Other Current Liabilities/Revenue       4.5%        9.5%        9.5%        9.5%        9.5%         9.5%         9.5%         9.5%
Advances from Customer/Sales            3.6%        2.2%        2.2%        2.2%        2.2%         2.2%         2.2%         2.2%
Accrued Severance Pay/Sales             0.4%        0.6%        0.6%        0.6%        0.6%         0.6%         0.6%         0.6%
Additional Equity                   8,123.2     4,102.8         0.0         0.0         0.0          0.0          0.0          0.0

Notes:
(1) 1999 results provided by Wiztec management. Projections for 1999 - 2003 based on Wiztec management, Convergys management and Broadview estimates.

                                     Page 26               BROADVIEW INT'L LLC

                                                                                                                      CONFIDENTIAL
                                                                                                                      ------------


Wiztec Discounted Cash Flow Valuation
----------------------------------------------------------------------------------------------------------------------------------
Discounted Free Cash Flows(1)
($Thousands Except Per Share Data)


                                                    1997(A)     1998(A)     1999(P)    2000(P)     2001(P)     2002(P)    2003(P)
                                                    -------     -------     -------    -------     -------     -------    -------
Net Income                                         $ 2,130     $  5,623    $  6,851   $  8,971    $ 11,788    $ 14,849   $ 18,008

Non-Cash Expenses
  Depreciation                                     $   221     $    320    $    426   $    503    $    616    $    727   $    827
  Amortization                                       128.9        564.5       657.8      736.0       757.2       817.9      870.7

Change In Net Working Capital                      ($1,488)    $    117       ($839)  $  1,388       ($474)      ($515)     ($514)
Capital Expenditures
  (Increase) Decrease In PP&E                        ($666)       ($290)      ($998)     ($725)   ($ 1,056)   ($ 1,044)     ($935)
  (Increase) Decrease In Capitalized Software     (1,365.1)        (605)       (658)      (552)       (150)       (428)      (373)

After-Tax Interest Add-Back(2)                    $    284     $    382    $    351   $    383   $     623   $     892   $  1,259

Free Cash Flow                                       ($756)    $  6,111    $  5,792   $ 10,704   $  12,103   $  15,299   $ 19,143
                                                   =======     ========    ========   ========    ========    ========   ========

Present Value of Free Cash Flow(3)                                         $  5,609   $  9,203   $   9,237   $  10,365   $ 11,513

Notes:

(1) 1999 results provided by Wiztec management. Projections for 1999 - 2003 based on Wiztec management, Convergys management and Broadview estimates.

(2) After-Tax Interest is added back to remove capital structure effects from the calculation of entity value.

(3) The present value of free cash flow in 1999 represents the partial year of cash flow occurring between the valuation date and the fiscal year end.

                                     Page 27               BROADVIEW INT'L LLC

                                                                          CONFIDENTIAL
                                                                          ------------



WIZTEC SOLUTIONS LTD. DISCOUNTED CASH FLOW VALUATION
--------------------------------------------------------------------------------------
Discounted Free Cash Flows

TERMINAL VALUE BASED ON TERMINAL GROWTH RATE
--------------------------------------------
Discount Rate                                        12.65%
Terminal Growth Rate                                  4.0%           5.0%         6.0%
Terminal Value Multiple of Free Cash Flow (1)        12.0           13.7         15.9
Terminal Value of Company                         $230,148      $262,733     $305,117
Present Value of Terminal Value                  122,871.7     140,268.2    162,896.4
Sum of the Present Value of Free Cash Flows        $45,927       $45,927      $45,927
Wiztec Solutions Ltd. Entity Value               168,799.1     186,195.6    208,823.7
Plus Cash                                          $16,433       $16,433      $16,433
Less Debt                                              0.0           0.0          0.0
                                                 ---------     ---------    ---------
Wiztec Solutions Ltd. Equity Value                $185,232      $202,629     $225,257
                                                 ---------     ---------    ---------
Wiztec Solutions Ltd. Equity Value per Share        $25.43        $27.81       $30.92
                                                 =========     =========    =========


TERMINAL VALUE BASED ON EARNINGS MULTIPLE
-----------------------------------------

Discount Rate                                        12.65%
Terminal Value Multiple of Earnings                   14.0          16.0         18.0
Terminal Value of Company                         $252,118      $288,135     $324,152
Present Value of Terminal Value                  134,601.0     153,829.7    173,058.5
Sum of the Present Value of Free Cash Flows        $45,927       $45,927      $45,927
Wiztec Solutions Ltd. Entity Value               180,528.4     199,757.1    218,985.8
Plus Cash                                          $16,433       $16,433      $16,433
Less Debt                                              0.0           0.0          0.0
                                                 ---------     ---------    ---------
Wiztec Solutions Ltd. Equity Value                $196,961      $216,190     $235,419
                                                 ---------     ---------    ---------
Wiztec Solutions Ltd. Equity Value per Share        $27.04        $29.67       $32.31
                                                 =========     =========    =========

NOTES:
------
(1)  The terminal value multiple is a multiple of cash flows in the terminal year calculated as a growing perpetuity.




                                        Page 28                    BROADVIEW INT'L LLC

                                                                                            CONFIDENTIAL
                                                                                            ------------



WIZTEC DISCOUNTED CASH FLOW VALUATION
-------------------------------------------------------------------------------------------------------
HISTORICAL AND PRO FORMA INCOME STATEMENTS (1)
Discounted Free Cash Flows Sensitivity Analysis - Discount rate vs. Terminal Growth Rate
Equity Value

($ Thousands)

                                              Discount Rate
 Terminal
Growth Rate       7%               9%               11%               13%              15%          17%
-------------------------------------------------------------------------------------------------------
    1%       $40.32           $30.10            $24.05            $20.07           $17.27       $15.19
    2%        46.87            33.34             25.91             21.25            18.06        15.75
    3%        56.69            37.66             28.25             22.66            18.98        16.39
    4%        73.05            43.71             31.24             24.39            20.08        17.13
    5%       105.77            52.78             35.24             26.55            21.39        17.99
    6%       203.93            67.89             40.83             29.32            22.99        19.00


Discounted Free Cash Flows Sensitivity Analysis - Discount rate vs. Multiple of Earnings
Equity Value

($ Thousands)

                                              Discount Rate
Multiple of
  Earnings       7%               9%               11%               13%              15%          17%
-------------------------------------------------------------------------------------------------------
    14       $33.60           $31.01            $28.69            $26.61           $24.74       $23.05
    16        37.05            34.14             31.54             29.20            27.10        25.20
    18        40.51            37.27             34.38             31.79            29.46        27.36
    20        43.96            40.40             37.23             34.38            31.82        29.51
    22        47.41            43.54             40.07             36.97            34.18        31.67
    24        50.86            46.67             42.92             39.55            36.54        33.82
    26        54.32            49.80             45.76             42.14            38.90        35.98
    28        57.77            52.93             48.60             44.73            41.26        38.13
    30        61.22            56.06             51.45             47.32            43.62        40.29



                                                 Page 29                            BROADVIEW INT'L LLC

                                                                                                                     CONFIDENTIAL
                                                                                                                     ------------


DISCOUNT RATE CALCULATION
---------------------------------------------------------------------------------------------------------------------------------
($ Thousands Except Per Share Data)

                                                     LEVERED       EQUITY MARKET                      CORPORATE        UNLEVERED
PUBLIC COMPANY COMPARABLES                           BETA (1)     CAPITALIZATION      TOTAL DEBT     TAX RATE (2)       BETA (3)
--------------------------                           --------     --------------      ----------     ------------       --------
Saville Systems plc [SAVLY]                           1.390           $490,191          $2,294            37%              1.386
LHS Group, Inc. [LHSG]                                1.700          1,836,741               0            34%              1.700
CSG Systems International, Inc. [CSGS]                0.560          1,682,968         128,250            49%              0.539
International Telecom. Data Systems. Inc. [ITDS]      1.030            177,274             175            41%              1.029
Billing Concepts Corp. [BILL]                         0.560            363,745             282            39%              0.560
SCC Communications Corp. [SCCX] (4)                      NA             27,696           8,111            38%                 NA

---------------------------------------------------------------------------------------------------------------------------------
MEDIAN OF COMPARABLES                                 1.030                                                                1.029

WIZTEC SOLUTIONS LTD.                                 0.390
---------------------------------------------------------------------------------------------------------------------------------


CALCULATION OF WIZTEC SOLUTIONS LTD. LEVERED BETA BASED ON MEDIAN BETA OF COMPARABLES
---------------------------------------------------------------------------------------------------------------------------------

                                                    UNLEVERED      EQUITY MARKET                       CORPORATE        LEVERED
WIZTEC SOLUTIONS, LTD.                               BETA (3)     CAPITALIZATION      TOTAL DEBT        TAX RATE          BETA
----------------------                              ---------     --------------      ----------       ----------       --------

WIZTEC SOLUTIONS LTD.                                 1.029           $125,959              $0            36%              1.029



CALCULATION OF CONSILIUM COST OF EQUITY
---------------------------------------------------------------------------------------------------------------------------------


                                                      ---------------------------------------------------------------------------
                                                        Market Risk Premium (5):                                            7.50%

                                                        Risk Free Rate (6):                                                 4.93%

                                                        CAPM:             [Risk Free Rate + (Levered Beta * Market Risk Premium)]

                                                        -------------------------------------------------------------------------
                                                        Cost of Equity Based on Beta of Comparables (7)                    12.65%
                                                        Cost of Equity Based on Wiztec Solutions Ltd. Historical Beta       7.86%
                                                        -------------------------------------------------------------------------

                                                      ---------------------------------------------------------------------------


NOTES:
------
(1)  Levered betas derived from Compustat.

(2)  All corporate tax rates aggregate federal, state and foreign tax rates from each company's latest 10-K filing, excludes all net operating loss carryforwards and tax credits.

(3)  Unlevered Beta = Levered Beta * (Equity Market Capitalization / (Debt * (1- Corporate Tax Rate) + Equity Market
     Capitalization)).

(4)  SCC Communications Corp. went public on 6/28/98; thus there have not been a sufficient number of trading occurrences to compute a beta.

(5)  Source: Ibbotson Associates, Inc., Stocks, Bonds, Bills, and Inflation 1997 Yearbook, Ibbotson and Associates, Chicago,
     1997.

(6)  10 Year U.S. Treasury Bond Rate.

(7)  Calculated using the levered beta derived from the median unlevered beta of the public company comparables and Wiztec
     Solutions Ltd.'s capital structure.



                                                             Page 30                                          BROADVIEW INT'L LLC


                                                                                                                     CONFIDENTIAL
                                                                                                                     ------------


DISCOUNT RATE CALCULATION
---------------------------------------------------------------------------------------------------------------------------------
Weighted Average Cost of Capital (WACC)

($ Thousands Except Per Share Data)

TARGET COMPANY                      COST OF DEBT
--------------                      ------------
Wiztec Solutions Ltd.                     NM


                                                                               -------------------------------------------------
                                                                               WIZTEC SOLUTIONS LTD. COST OF DEBT             NM
                                                                               -------------------------------------------------


WIZTEC SOLUTIONS LTD.           EQUITY VALUE          TOTAL DEBT         COST OF EQUITY        COST OF DEBT         TAX RATE (1)
---------------------           ------------          ----------         --------------        ------------         ------------

Wiztec Solutions Ltd.             $125,959                $0                 12.65%                  NM                 36.00%


(1)  All corporate tax rates aggregate federal, state and foreign tax rates from each company's latest 10-K filing, excludes all net operating loss carryforwards and tax credits.


                      -----------------------------------------------------------------------------------------------------------

                        WACC:             [Debt/(Debt + Equity)*Cost of Debt*(1-Tax Rate)]+[(Equity/(Debt+Equity)*Cost of Equity]
                                  -----------------------------------------------------------------------------------------------
                                  WIZTEC SOLUTIONS LTD. WACC                                                               12.65%
                                  -----------------------------------------------------------------------------------------------

                      -----------------------------------------------------------------------------------------------------------



                                                             Page 31                                         BROADVIEW INT'L LLC


                        SUPPLEMENT DATED APRIL 22, 1999
                                       TO
                           OFFER TO PURCHASE FOR CASH
                        ALL OUTSTANDING ORDINARY SHARES
                                       OF

                             WIZTEC SOLUTIONS LTD.

                                       AT

                              $18.30 NET PER SHARE

                                       BY

                       CONVERGYS ISRAEL INVESTMENTS LTD.

                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                             CONVERGYS CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 28, 1999, UNLESS THE OFFER IS EXTENDED.

                            ------------------------

To the Holders of Ordinary Shares of Wiztec Solutions Ltd. (including persons who may become Holders during the course of the Offer as a result of the exercise of options and warrants):

                                  INTRODUCTION

     The following information amends and supplements the Offer to Purchase dated April 1, 1999 (the "Offer to Purchase") of Convergys Israel Investments Ltd., a company limited by shares duly registered under the laws of the State of Israel ("Sub") and a wholly owned subsidiary of Convergys Corporation, a company incorporated under the laws of the State of Ohio, U.S.A. ("Parent").

     The terms and conditions previously set forth in the Offer to Purchase and the related Letter of Transmittal remain applicable in all respects to the Offer, and this Supplement should be read in conjunction with the Offer to Purchase. Capitalized terms used herein and otherwise not defined are used as defined in the Offer to Purchase.

                                SPECIAL FACTORS

CERTAIN LITIGATION

     The information set forth under "Special Factors - Certain Litigation" is hereby amended and restated to read in its entirety as follows:

     Since the announcement by Parent and Sub of the intention to commence the Offer, five lawsuits have been commenced by shareholders who are unaffiliated with the defendants (the "unaffiliated shareholders"). Four of the lawsuits are in the Court of Common Pleas, Hamilton County, Ohio: Carrazza, et al., vs. Wiztec Solutions, Ltd., et al., Case No. A9901656; Tucker vs. Wiztec Solutions, Ltd., et al., Case No. A9901672; Papier vs. Wiztec Solutions, Ltd., et al., Case No. A9901742; and Kuris vs. Steven G. Rolls, et al., Case No. A9901848. The fifth lawsuit is in the United States District Court, Eastern District of New
York: Forman, et al. vs. Wiztec Solutions Ltd., et al., Case No. CV 99 1731. Each of the actions purports to be a class action brought on behalf of unaffiliated shareholders and asserts claims against the Company, Parent and members of the Company Board of Directors. The actions each allege that, through the conduct of the defendants, Parent has proposed to acquire the Shares at an unfair and inadequate price, in violation of fiduciary duties allegedly owed by the defendants to the unaffiliated shareholders. The complaints purport by their terms to seek injunctive relief preventing consummation of the Offer, or rescission if it is successfully consummated, compensatory damages, and attorneys' fees and expenses. The time within which the defendants who have been served have to respond to the complaints has not expired. The Company and its Israeli directors believe they have the basis to challenge the exercise of personal jurisdiction by, and venue in, a United States court. The defendants who have been served anticipate that the complaints filed in the Hamilton County Court of Common Pleas will be consolidated into a single action. Parent believes the actions to be without merit and intends to contest the actions vigorously. It is the present intention of Parent and Sub not to extend the Expiration Date or raise the Offer Price as a result of the pending litigation.

Convergys Israel Investments Ltd.

April 22, 1999